                                                                  Exhibit 10.29

                                 LEASE AGREEMENT

By this private Lease Agreement (the `Agreement"), the parties hereto;

a. on the one hand. as LANDLORD, LUCENT TECHNOLOGIES NETWORK SYSTEMS DO BRASIL S.A., a company with head office at Rodovia Dom Pedro I, KM 128/129. Campinas, Brazil. corporate taxpayer ID No. 84.512.045/0003-05, herein represented by its undersigned attorneys-in-fact; and

b. on the other hand, as TENANT, AVEX ELECTRONICS DO BRASIL LTDA., a company with head office at Rodovia Dom Pedro I, KM 128/129, Campinas, Brazil, corporate taxpayer ID No. 02.470563/0001-79, herein represented by its undersigned attorneys-in-fact, have agreed to enter into this Agreement which shall be governed by the following terms and conditions:

1.     LEASED PROPERTY

1.1. The TENANT leases from the LANDLORD, and LANDLORD does hereby lease to TENANT, the real estate property described in more details and characterized in Attachment I ("REAL ESTATE PROPERTY")

1.2. The TENANT receives the REAL ESTATE PROPERTY from LANDLORD, and LANDLORD hereby delivers the REAL ESTATE PROPERTY in the conditions set forth in a report prepared by LANDLORD and TENANT, a copy of which is included in Attachment II.

2.     PURPOSE OF THE LEASE

2.1. The lease covered by this agreement is of the non-residential type, and the TENANT undertakes to use the REAL ESTATE PROPERTY solely for performing its activities as described in Attachment III. The sublease or assignment of this Agreement, in whole or in part, even if free of charge and/or on a temporary basis shall be forbidden, as well as the performance of activities other than those described in Attachment III, without the LANDLORD's prior consent in writing.

       2.1.1. To the extent that hazardous or flammable.materials are necessary for TENANT'S manufacturing processes, TENANT shall be permitted to use and store such hazardous materials on the REAL ESTATE PROPERTY; provided, however, that TENANT shall: (1) at TENANT'S sole cost and expense, obtain and maintain during the term of this Agreement any and all licenses and permits required by applicable laws, rules, regulation and orders in connection with the transportation, storage, use and disposal of any such hazardous and/or flammable materials; and (2) at all times transport, store, use and dispose of any and all such hazardous and/or flammable materials in strict accordance with all applicable laws, rules. regulations, and orders. When any hazardous and/or flammable material is used, stored or disposed of on the REAL ESTATE PROPERTY by TENANT. TENANT will disclose to LANDLORD the nature and quantity of such materials. A list of materials necessary to perform the services specified in this contract are contained in Attachment IV.

              TENANT will be fully responsible for and shall indemnify LANDLORD from and against any and all damages (including, without limitation, any fines, penalties. environmental clean-up and/or remediation costs and the like) actually incurred by LANDLORD which are in any way related to the hazardous and/or flammable materials used. stored or disposed of by TENANT on or near the REAL ESTATE PROPERTY.

              Such damages are understood to be actual damages only and are not understood to include attorney's fees, and any consequential damages. TENANT will not be responsible fur environmental damages caused by LANDLORD or third parties. LANDLORD agrees to indemnify TENANT of all actual damages caused to TENANT as a result of environmental damage caused exclusively by LANDLORD. Such damages are not understood to include attorney's fees, and consequential damages.

       2.1.2. The TENANT shall be the sole responsible for securing all licenses and/or authorizations related to the activities to be performed in the REAL ESTATE PROPERTY. and shall bear all expenses arising therefrom, including, without limitation, the electric power. water, sewage, gas and telephone connections and disconnection.

       2.1.3. The TENANT shall be the sole and exclusive responsible for all penalties which may be applied as a result of violations of any nature committed against the REAL ESTATE PROPERTY during the term of this Agreement, the LANDLORD being released, irrevocably and irreversibly, from any liabilities and/or burden.

       2.1.4. Without prejudice to all other obligations and/or liabilities of the TENANT under the Agreement, the TENANT shall be the sole and exclusive responsible for its employees, as well as for the labor, agrarian and/or social security charges owed, to same, and for any damages and losses caused to the LANDLORD or to any party, irrespective of its nature, title or reason, including, without limitation, as a result of the use of the REAL ESTATE PROPERTY and/or activities conducted in the REAL ESTATE PROPERTY and of complaints from any authorities and/or third parties.

       2.1.5. During the term of this agreement, all taxes, rates and other charges imposed upon the REAL ESTATE PROPERTY related to the payments made hereunder, shall be the responsibility of and paid for by TENANT. TENANT will not be responsible for any taxes, rates, charges or penalties imposed upon the REAL ESTATE PROPERTY that were incurred or accrued prior to the commencement of this Agreement or after its termination or expiration.

       2.1.6. Each Party shall be exclusively liable for any and all labor and social security lees due to or claimed by its respective employees.

3.     LEASE TERM

3.1. The LANDLORD leases the REAL ESTATE PROPERTY so the TENANT, exclusively for the performance of the activities detailed in Attachment III, for a term of two (2) years, with a two (2) year option to extend, subject to approval by both parties, beginning on June 15, 1998 and ending on June
       14. 2000, on which date the TENANT undertakes to return the REAL ESTATE PROPERTY in good repair and proper conditions for use (as reflected tn Attachment II) and totally vacant in terms of occupants and objects.

       3.1.1.The TENANT agrees and accepts that the restitution of the REAL
              ESTATE PROPERTY, whether due to the expiration or termination of the Agreement, shall be preceded by an inspection by the LANDLORD. Should the REAL ESTATE PROPERTY be found to be in good repair and proper conditions for use (as reflected in Attachment II) and totally free of occupants and objects, the LANDLORD shall deliver to the TENANT, duly signed, a CERTIFICATE OF INSPECTION AND ACCEPTANCE. If, however, the LANDLORD finds the REAL ESTATE PROPERTY to be in violation of the provisions of this Agreement for any reason whatsoever, the LANDLORD shall receive the REAL ESTATE PROPERTY on a conditional basis, however this shall not imply novation, and the LANDLORD shall notify the TENANT to immediately remedy. at its sole expenses, the inconformities pointed out by the LANDLORD. In case the REAL ESTATE PROPERTY is received by the LANDLORD on a conditional basis and the TENANT fails to begin the necessary works or repairs within at the most ten (10) days from the above-mentioned conditional receipt, the LANDLORD may, at its exclusive criteria, hire third parties, at the TENANT's expenses, to carry out the constructions works and repairs in the REAL ESTATE PROPERTY it deems necessary, pursuant to Article 881 of the Civil Code, and this Agreement shall constitute an extrajudicial executive instrument. During the period allotted for remedying said faults either by the TENANT or by third parties hired by the LANDLORD, at the TENANT's expenses, this Agreement shall remain in full force and effect, pursuant to
              Article 3.2 below. Both LANDLORD and TENANT will conduct "walkthroughs" prior to the joint occupancy and prior to TENANT occupying the entire facility to identify any problems and/or issues needing to be resolved. Both parties will work faithfully to resolve any issues that may arise.

3.2. Should the TENANT, for any reason, remain in the REAL ESTATE PROPERTY after the expiration of the lease term, all further articles and conditions contained in the Agreement, especially those related to the payment of the rent and its respective adjustment, shall apply up to the actual delivery of the REAL ESTATE PROPERTY, and this fact shall not imply in any manner whatsoever, a novation or waiver of any right. especially the prerogative of repossession.

4.     RENTAL PAYMENTS-ADJUSTMENTS

4.1. Subject to the adjustments set forth in Clause 4.4.4 below, the initial monthly rent to be paid under this Agreement is detailed in Attachment V, taking as a basis April 1, 1998.

4.2. This Agreement shall be adjusted in accordance with the variation of the IGPM or IGP considered on an annual basis or on the shortest time interval admitted by the law or any index which may replace it, and should this substitution occur, the new index shall be applied immediately, irrespective of the period of the Agreement already elapsed.

4.3. The TENANT shall pay the rent monthly to the LANDLORD up to the first(1st) working day of the month subsequent to the month elapsed.

4.4. The monthly rental payments shall be made through a credit in the LANDLORD's current account with the XXXX Bank, Bank Identification Number XXX, Agency Number XXXX, Bank Account Number XXXXXX, with the funds fully available on the maturity date, the receipt of bank deposit being valid as a regular receipt of payment, provided the amount and date of deposit are correct

       4.4.1. Any expenses or charges on the REAL ESTATE PROPERTY, including, without limitation, the expenses of maintenance, taxes, fees, electric power, water, sewage, gas and other public utilities, as well as the costs incurred with the registration of this Agreement with the appropriate Real Estate Property Register, which shall be made within fifteen (15) days as of the execution of this Agreement, shall be paid directly and exclusively by the TENANT, with no responsibility on the LANDLORD's part. The utilities payable during the lease term shall be the TENANT's exclusive responsibility, even if charged after the actual termination of this Agreement.

       4.4.2. The failure to pay the rental payments and other charges which are or may be imposed on the REAL ESTATE PROPERTY on their respective due dates, shall subject the TENANT to the payment of a ten percent (10%) fine on the overdue amount, plus monetary restatement pursuant to Article 4.2 above and. delinquent interest of one percent (1%) per month or on a "pro rata" basis, from the date of the respective maturity until the actual payment, without prejudice to any of the LANDLORD's other rights.

       4.4.3. The actual receipt of the rental payments after their maturity shall not imply an amendment or novation of the Agreement, and shall constitute a mere favor or forbearance of the LANDLORD.

       4.4.4. Rental payments will be adjusted monthly according to the actual facility usage of TENANT as illustrated in Attachment V of this agreement. Additional manufacturing floorspace is scheduled to be available for occupancy by TENANT on August 1, 1998 while additional office space availability is scheduled for October 1, 1998. These dates are for planning purposes only and are subject to change. Accordingly, payment adjustments made on a usage basis will be calculated on actual use and not projected use.

       4.4.5. Parking spaces will be allocated according to the actual facility usage of TENANT and will be adjusted on a monthly basis. In the event insufficient parking exists, both LANDLORD and TENANT will work faithfully in order to provide additional parking that sufficiently meets their needs.

TERMINATION

5.1. The TENANT may terminate this Agreement before its expiration provided it gives a one-hundred and eighty (180) day advance notice in writing to the LANDLORD, without prejudice to the total and timely fulfillment of all and any of its obligations under this Agreement (excluding payment obligations pursuant to Article 4.1 hereof), until the LANDLORD'S execution of the CERTIFICATE OF INSPECTION AND ACCEPTANCE. The TENANT shall, additionally pay to the LANDLORD, an irreducible fine, for earlier termination of the agreement, equivalent to fifty percent (50%) of the sum total of the monthly rental payments to fall due until the time set for the expiration of the Agreement.

       5.1.1. The fine payable as a result of termination of the Agreement shall be paid at the time of the execution, by the LANDLORD, of the CERTIFICATE OP INSPECTION AND ACCECTANCE and shall be calculated on the basis of the rent then prevailing.

5.2. The LANDLORD may terminate this Agreement in the case of expiration or termination of the "General Purchase Agreement No. OPA1030" dated February 26. 1998, and/or the Agreement for the Purchase and Sale of Equipment and Other Covenants signed between the parties on June 8, 1998.

5.3. This Agreement may also be terminated by any of the parties in case of bankruptcy, reorganization proceedings (concordata) or liquidation of the other party, the termination being effective as of the date of the application for reorganization proceedings, application for or adjudication of bankruptcy or liquidation. 5.4. In the event the LANDLORD terminates this agreement due to no fault of the TENANT both parties will, in good faith, discuss the impact on both parties, relocation expenses and a timeframe for evacuation.

6.     MAINTENANCE OF THE REAL ESTATE PROPERTY

6.1. The TENANT undertakes to pay all maintenance and upkeeping expenses related to the REAL ESTATE PROPERTY, and to keep it in good repair and proper conditions for use and to return it to the LANDLORD in said conditions.

       6.1.1. The LANDLORD may at any time and with no need of prior communication, during the term of this Agreement, provided it is on a working day and during business hours, inspect the REAL ESTATE PROPERTY so as to determine the full, regular and timely fulfillment of the TENANT's obligations under this Agreement.

6.2. Any change that the TENANT needs to perform in order to adapt the REAL ESTATE PROPERTY to the activities described in Attachment III, shall only be made upon the express authorization of the LANDLORD and of the appropriate authorities, and the TENANT shall not be entitled to any indemnity or withholding of any kind and the TENANT shall, at the expiration or termination of the Agreement, restore the REAL ESTATE PROPERTY to its original condition if the LANDLORD so deems advisable. Should questions arise, both parties will work faithfully to provide responses in a reasonable period of time.

7.     INSURANCE

7.1. The LANDLORD shall yearly contract with an insurance company of its choice, an insurance coverage for the REAL ESTATE PROPERTY at its actual value, against fire, civil liability against third parties and other risks directly linked to the REAL ESTATE PROPERTY, and the TENANT shall bear the costs of the corresponding premium.

8.     VIOLATION OF THE AGREEMENT

8.1. Should the TENANT violate any of its obligations under this Agreement, and not remedy or have taken substantial steps to remedy such violations prior to the expiration of a fifteen (15) business day cure period after receipt of notice from LANDLORD, the LANDLORD shall, at its sole discretion, terminate this Agreement, by sending a termination notice with such termination to take effect only after the expiration of the referenced cure period, and the TENANT shall pay to the LANDLORD, a contractual fine equivalent to fifty percent (50%), of the total sum of the monthly rental payments to fall due up to the date established for the termination of the Agreement, irrespective of the period of the agreement which has already elapsed, without prejudice to the fulfillment, by the TENANT, of its obligations under this Agreement (excluding payment obligations under Article 4.1 hereof), in particular its obligation to return the REAL ESTATE PROPERTY to the LANDLORD in good repair and proper conditions for use. The provisions of this Article 8.1 shall not be applicable in the case of violation, by the TENANT, of the provisions of Article 4.4.2 above, unless the TENANT has failed to timely pay the rent for two consecutive months, within a period of 12 months
       (12) from the last default. The fine shall always be due in full, irrespective of the time of the Agreement, which has already elapsed.

8.2. All obligations arising from this Agreement shall be enforceable on the dates and in the manners now agreed upon, irrespective of any communication or judicial or extrajudicial notice, and the failure to perform said obligations shall give rise to the legal termination of this Agreement and shall subject the infringing party, to the payment of the fines provided for in the Agreement, in addition to the penalties provided for in law.

8.3. In addition to the fines provided for in this Agreement, the TENANT shall reimburse to the LANDLORD, all expenses incurred by the LANDLORD as a result of any violation of the Agreement by the TENANT, including judicial and extrajudicial costs and expenses, in addition to the attorney's fees which are herein set at twenty percent (20%) of the amount involved.

9.     GUARANTEE

9.1. The TENANT undertakes to offer to the LANDLORD, as a guarantee of the full and timely fulfillment of its obligations under this Agreement, within fifteen (15) days at the most of the execution of this Agreement, a bank surety from a first rate bank, in the amount equivalent to the total sum of the monthly rents payable by the TENANT during the term of validity of the Agreement, including the common expenses of the building (condominium fees) and other contractual expenses, all adjusted pursuant to Article 4.2 above, plus one percent (1%) per month. The bank surety in question shall remain in full force and effect until the full discharge and performance of the TENANT's obligations under this Agreement.

10.    GENERAL PROVISIONS

10.1. the TENANT undertakes to immediately advise the LANDLORD of the following facts;

       (a) any abnormality which may occur in relation to the structure and the solidity of the REAL ESTATE PROPERTY, especially if this has given rise to a notice from the appropriate public authorities;

       (b) all and any notice, summons, communication or letter addressed to the LANDLORD and delivered at the REAL ESTATE PROPERTY;

       (c) the occurrence of any fact or act performed by neighbors and/or third parties, which may cause damage to the REAL ESTATE PROPERTY, it being also incumbent on the TENANT to make other notices aimed at preventing the occurrence of any damage to the REAL ESTATE PROPERTY;

       (d) The application of any fine or similar penalty, even in the name of the LANDLORD.

       10.1.1.The communications made both by the LANDLORD and by the TENANT shall be necessarily made in writing to the address indicated in the preamble of this Agreement or to any other address previously informed by any one of the parties.

       10.1.2.Should the LANDLORD be required to make any disbursement, including in relation to any additional amount related to an obligation attributable to the TENANT, the latter shall reimburse to the LANDLORD the amount paid within ten (10) working days, being also subject to the other penalties provided for in this Agreement

l0.2. The TENANT undertakes to comply with all demands and to pay any penalty imposed by the public authorities as a result of the use of the REAL ESTATE PROPERTY, even if said demands and fines are made or charged after the expiration or termination of this Agreement

10.3. During the term of validity of this Agreement, the TENANT may post on the external part of the REAL ESTATE PROPERTY, in a place previously approved by the LANDLORD, an identification sign of its corporate name. At the time of the expiration or termination of the Agreement, said identification signs shall be removed by the TENANT, and it shall be required, at its own expenses, to make the repairs resulting from the removal of said sign which may be necessary.

10.4. The execution of this Agreement does not imply the existence of a JOINT VENTURE or any type of association between the parties, under any pretense or for any purposes.

10.5. The LANDLORD may transfer or assign this Agreement to controlled companies, holding companies, affiliates, subsidiary companies or any third parties

10.6. The Articles of this Agreement and its Attachments which due to its nature have a permanent nature, especially those related to payment, shall survive the expiration or termination of this Agreement.

10.7. The provisions of this Agreement and its Attachments reflect the full understandings and agreements between the parties in relation to the subject matter of this Agreement and shall supersede any prior understandings or proposals, whether oral or written.

10.8. Should any Article, term or provisions of this Agreement be determined as null or unenforceable, said nullity or unenforceability shall not affect any other Articles, terms or provisions herein contained, which shall remain in full force and effect.

l0.9. Any omission or tolerance by any of the parties in demanding strict compliance with the obligations herein agreed upon or in exercising any right arising from this Agreement shall not constitute a novation or waiver, nor shall it affect its right to exercise said right at any time.

l0.10. This Agreement, including its Attachments, is executed in an irrevocable and irreversible manner, and shall be binding upon the parties, their heirs and successors and may only be amended by mutual consent, in writing.

10.11. The parties hereto elect the courts of the judiciary district of the city of Campinas, State of Sao Paulo, to settle any disputes arising from this Agreement, with exclusion of any other venue, however privileged it may be.

Now, therefore, the parties hereto have agreed to execute this Agreement in three (3) counterparts of an equal concern and form before the two (2) undersigned witnesses, for the same legal purposes.



TENANT                                       LANDLORD
AVEX ELECTRONICS DO BRASIL LTDA              LUCENT TECHNOLOGIES NETWORK
                                             SYSTEMS DO BRASIL S.A.


By:     /S/ TODD WESTBROOK                   By:      /S/ ALBERTO DAVIN
        ------------------                            -----------------
Name:   Todd Westbrook                       Name:    Alberto Davin
Title:  VP Business Development and          Title:   CFO
        Technology                           Date:    June 16, 1998
Date:   June 8, 1998

                                INTENTIALLY BLANK

ATTACHMENT I

REAL ESTATE PROPERTY

"Property Number 605, Address: Rodovia Dom Pedro I, KM 128/129, City Hall Permit "Habit-Se," Number 7051 from January 31, 1986. Notary Public Number 139.109 from December 17. 1986. Constructed area: 3,710.00 m2 (square meters)"

ATTACHMENT II

                         REPORT ON CONDITION OF FACILITY
                            UPON ACCEPTANCE BY TENANT

Date:             Issue:            Permanent        Responsible       Lucent           Avex
                                    Change: Y/N      Party:            Approval/Date:   Approval/Date:


ATTA6HMENT III




STATEMENT OF WORK

LandLord agrees to permit Tenant to operate and Tenant agrees to operate and conduct contract manufacturing services, including but not limited to: material ordering and kitting, printed circuit board assembly, and ICT and FCT testing, on Landlord premises, at Rodovia Dam Pedro I, KM 128/129, Campinas, Sao Paulo, Brazil. CEP 13089-000.

ATTACHMENT IV

                               REQUIRED MATERIALS

Kester 951 Flux
Alpha 63/37 Solder
Isopropyl Alcohol

ATTACHMENT V

                Lucent Technologies Network Systems do Brush S.A

Allocation - Total Building area 3.744 rn2 = 100%

                           Total    Allocation                % from
ASSUMPTION                 M2       C.M.M2                    AVAILABLE         REFERENCE
-----------------------------------------------------------------------------------------
Manufacturing              1,200    485,86                                 Production board manufacturing
Warehouse area             337      102,5                     30                   30% from the Warehouse
Compressor room34          31                        90                    90% from the Compressor Total
Avex area                           619

Common areas
Guardhouse                 15
Power room                 475
Dock                       60
Chiller                    56
Aisle                      179
Restroom                   114
Cafeteria                  151
Club                       27
Meeting rooms              31
Total common areas         710,5
Total constructed area     2.744
Available area             3.033,5
AVEX needed area           619
% from available           20,40


SERVICES/                           UTILITIES ALLOCATION
UTILITIES                                   ACTUAL            ALLOCABLE         % / ACTUAL                VALUE R$
------------------------------------------------------------------------------------------------------------------
Electricity                             824 KVA                 475KVA          57,6                      8600
Telephone: Will be charged on a connection and usage basis
Water                                   650m3                   132m3           20,4                      798
Cafeteria: AVEX will direct-pay cafeteria service for meals
Security                                11.500,00               20.4            2346
Cleaning                                7.000,00                20.4            1428
Landacaping                             1.20000                 20,4            244,8
Facility Maintenance & Mgmt.            7500.00                 20,4            1530
Nitrogen AVEX will assume contract and direct pay vendor
Land Tax                                6.604,00                20,4            13472
Insurance                               500,00                  20,4            102
Floor apace rental ($7/Sq. Mtr.)        61Dm                                    4333
Estimated monthly rate                                                          $20,729

o      Will vary based on actual rate.

o Market price for building with AC; cleaning floor, appropriated lightning, paving, employees club, site landscaping, and well located = R$ 7.00/ rn2

One-time charged for preparation of facility for CR manufacturing.
                                    TOTAL                     AVEX
Storage room fence                  14000                     4200
Transformer & Vacuum                8500                      8500
Nitrogen tank pad                   8000                      8000
Roof Improvement                    27000                     6500
Total R$                            $57,500                   $27,200